Exhibit 10.1

EXECUTION VERSION

SemGroup Corporation

$300,000,000

7.50% Senior Notes due 2021

Purchase Agreement

June 7, 2013

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

listed on Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

SemGroup Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $300,000,000 principal amount of its 7.50% Senior Notes due 2021 (the “Notes”). The Notes will be guaranteed (the “Guarantees”) on a senior basis by each of the Guarantors (as defined below). The Notes and the Guarantees are hereinafter collectively referred to as the “Securities.” The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), between the Company, the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors”) and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to register the Securities under the Act subject to the terms and conditions therein specified. The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The term Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 3, 2013 (as amended or supplemented at the date thereof, including any and all exhibits thereto, the “Preliminary Memorandum”), and a final offering memorandum, dated June 7, 2013 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the

Company, the Guarantors and their respective subsidiaries and businesses, and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates as to whom the Company makes no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(d) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates as to whom the Company makes no representation or warranty) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers and their Affiliates as to whom the Company makes no representation or warranty) has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) Subject to the accuracy of the representations and warranties set forth in Section 4 hereof, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.

(h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

(i) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Each of the Company and its subsidiaries (as defined below) has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized with full requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and the Company and each Guarantor is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction that requires such qualification except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

(k) All the outstanding shares of capital stock or other ownership interests of the Company and each subsidiary have been duly authorized and validly issued and, with respect to such capital stock, are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or other ownership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(l) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain United States Federal Tax Considerations”, “Description of the Notes”, “Exchange Offer; Registration Rights”, “Business—Regulation”, “The Acquisition” and “Description of Other Indebtedness” fairly summarize the matters therein described.

(m) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; the Registration Rights Agreement has been duly authorized, and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding instrument enforceable against the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and except as rights to indemnification may be limited by applicable law); the Indenture has been duly authorized by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding instrument enforceable against the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and except as rights to indemnification may be limited by applicable law); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and the Guarantors and will constitute the legal, valid and binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(n) Each of the Guarantees has been duly authorized by the applicable Guarantor and, when executed by the applicable Guarantor and delivered to the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms (subject to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(o) Assuming the accuracy of the representations and warranties set forth in Section 4 hereof, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Registration Rights Agreement or in the Indenture, except such as have been obtained or made by the Company or the Guarantors and except such as may be required under the Exchange Act or the blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act.

(p) None of the execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein.

(r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(s) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except those that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(u) BDO USA, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company in accordance with the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(w) The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(x) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess same would not, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(cc) The Company and its subsidiaries (i) are and have at all times in the past been in compliance with any and all applicable Environmental Laws (as defined below); (ii) have received and are in compliance with all permits, licenses, registrations or other approvals, including for the construction of all pipelines and facilities, required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses, registrations or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(dd) There has been no Release or threatened Release of Regulated Materials (as defined below) at, to or from any property, pipeline or facility, currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or any of its subsidiaries, which would reasonably be expected to give rise to liability under Environmental Laws, except where such liability under Environmental Laws would not, either individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Package and the

Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee) Neither the Company nor any of its subsidiaries has entered into any agreement or contract to assume, guarantee or indemnify a third party for any claims under Environmental Laws.

(ff) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation or clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment, to human health and to the distribution and production of energy, including without limitation, those relating to (i) the Release or threatened Release of Regulated Materials; (ii) the manufacture, processing, gathering, distribution, use, generation, treatment, storage, transport, handling or recycling of Regulated Materials; and (iii) pipeline safety. “Regulated Materials” means any substance, material, pollutant or contaminant, chemical, waste, compound, or constituent, in any form regulated under or which can give rise to liability under any Environmental Law, including without limitation, petroleum and petroleum products, natural gas and natural gas liquids, asbestos and asbestos and asbestos containing materials. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, pipeline, structure or facility.

(gg) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(hh) To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority’s Price Stabilising Rules (the “Stabilizing Rules”) before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

(ii) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) for each Plan that is subject to the funding rules of ERISA or the Code, the fair market value of the assets of each such Plan is not less than the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in clauses (i) through (viii) above, as would not have a Material Adverse Effect.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”), or could result in the imposition of Sanctions against, any person (including any person participating in the offering of the Securities, whether as Initial Purchaser, advisor, investor or otherwise).

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(mm) Except as has been disclosed to the Initial Purchasers or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(nn) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 98.0% of the principal amount thereof, plus accrued interest, if any, from June 14, 2013 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on June 14, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”;

(viii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ix) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(x) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it is permitted to have made and may make an offer to the public in that Relevant Member State of any Securities at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(B)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive subject to obtaining the prior consent of the Representative for any such offer; or

(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU;

5. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, until the completion of the sale of the Securities by the Initial Purchasers, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representative and attached as Schedule II hereto.

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum, without the prior written consent of the Representative.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representative, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) Prior to the one year anniversary of the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that constitute “restricted securities” under Rule 144 under the Act that have been reacquired by any of them.

(h) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(n) The Company and its subsidiaries (other than Rose Rock Midstream, L.P. and its subsidiaries) will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities and other than as required by the Registration Rights Agreement as contemplated herein).

(o) The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(p) The Company will, for a period of twelve months following the Execution Time, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders).

(q) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as provided in this Section 5(q) and Sections 7 and 8 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused (i) Conner & Winters, LLP, counsel for the Company and the Guarantors, to furnish its usual and customary opinion and negative assurance letter and (ii) Gibson Dunn Crutcher, LLP, special counsel for the Company and the Guarantors, to furnish to the Representative its usual and customary opinion, both dated the Closing Date and addressed and reasonably satisfactory to the Representative, the forms of which are attached hereto as Exhibit A-1 and A-2.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of incorporation of the Company, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

(b) The Representative shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Representative a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent audited financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has not occurred any Material Adverse Effect.

(d) At the Execution Time and at the Closing Date, the Company shall have requested and caused BDO USA, LLP to furnish to the Representative a “comfort letter,” dated as of the Execution Time, and a “bring down comfort letter,” dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information included in the Disclosure Package and the Final Memorandum, including any amendment or supplement thereto as of the date of the applicable letter.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) The Company will apply the proceeds from the sale of the Securities as described in each of the Disclosure Package and the Final Offering Memorandum, under the heading “Use of Proceeds”, and the Representative shall have received evidence to it of the same.

(i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto), and will reimburse the Company and such other persons for all out-of-pocket expenses reasonably incurred by the Company or such other persons in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth under the heading “Plan of Distribution” in the 9th and 10th paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only written information furnished to the Company by or on behalf of any Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or failure to act by or on behalf of such indemnified party. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, such indemnifying party agrees to indemnify the indemnified party in accordance with this Section 8.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal, New York, Delaware or Oklahoma State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (918) 524-8687 and confirmed to it at Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, OK 74136-4216, attention of General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder. The term “successors” shall not include any subsequent purchaser of any Securities from any Initial Purchaser merely by reason of such purchase.

14. Jurisdiction. The parties hereto agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any suit, action or proceeding.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering of the Securities and the process leading up to such offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with such offering

(irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.

[Signature pages follow]

Very truly yours, SemGroup Corporation

By:	/s/ Norman J. Szydlowski
Name: Norman J. Szydlowski
Title: Chief Executive Officer

SemGas, L.P. SemCanada, L.P. SemCanada II, L.P. SemMaterials, L.P. SemStream, L.P.

By: SemOperating G.P., L.L.C., each such Guarantor’s General Partner

By:	/s/ Norman J. Szydlowski
Name: Norman J. Szydlowski
Title: Chief Executive Officer

SemGroup Europe Holding, L.L.C. SemOperating G.P., L.L.C. SemMexico, L.L.C.

By:	/s/ Norman J. Szydlowski
Name: Norman J. Szydlowski
Title: Chief Executive Officer

SemDevelopment, L.L.C. Rose Rock Midstream Holdings, LLC

By:	/s/ Norman J. Szydlowski
Name: Norman J. Szydlowski
Title: President and Chief Executive Officer

[SemGroup Purchase Agreement]

Wattenberg Holding, LLC Glass Mountain Holding, LLC

By: SemDevelopment, L.L.C., each such Guarantor’s sole member and manager

By:	/s/ Norman J. Szydlowski
Name: Norman J. Szydlowski
Title: President and Chief Executive Officer

[SemGroup Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. Citigroup Global Markets Inc.

By:	/s/ Chris Abbate
Name: Chris Abbate
Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

[SemGroup Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$72,000,000
Deutsche Bank Securities Inc.	37,500,000
Scotia Capital (USA) Inc.	37,500,000
BMO Capital Markets Corp.	30,000,000
RBC Capital Markets, LLC	30,000,000
RBS Securities Inc.	30,000,000
UBS Securities LLC	30,000,000
ABN AMRO Securities (USA) LLC	18,000,000
Credit Agricole Securities (USA) Inc.	15,000,000
Total	$300,000,000

I-1

SCHEDULE II

[See attached]

II-1

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$300,000,000

SemGroup Corporation

7.50% Senior Notes due 2021

June 7, 2013

Pricing Supplement dated June 7, 2013 to Preliminary Offering Memorandum dated June 3, 2013 of SEMGROUP CORPORATION.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms used below have the meanings given in the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Principal Amount:	$300,000,000
Title of Securities:	7.50% Senior Notes due 2021
Final Maturity Date:	June 15, 2021
Issue Price:	100.00%, plus accrued interest from the issue date
Coupon:	7.50%
Yield to Maturity:	7.50%
Record Dates:	June 1 and December 1
Interest Payment Dates:	June 15 and December 15
First Interest Payment Date:	December 15, 2013
Trade Date:	June 7, 2013
Settlement Date:	June 14, 2013 (T+5)
Optional Redemption:

Schedule of Redemption Prices

Except as described below, the notes are not redeemable at the Company’s option prior to June 15, 2016. On and after such date, the Company may redeem the notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon to, but not including, the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2016	105.625%
2017	103.750%
2018	101.875%
2019 and thereafter	100.000%

1

This Pricing Supplement is qualified in its entirety by reference to the

Preliminary Offering Memorandum dated June 3, 2013

Make Whole

In addition, before June 15, 2016, the Company may redeem all or a part of the notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to:

•     100% of the principal amount of notes redeemed, plus

•      the Applicable Premium as of, and accrued and unpaid interest to, the redemption date, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of (A) 1.00% of the principal amount of such note and (B) the excess, if any, of (1) the present value at such redemption date of (a) the redemption price of such note at June 15, 2016 plus (b) all required interest payments due on such note through June 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (2) the aggregate principal amount of such note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such notes are defeased or satisfied and discharged, of United States of America Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period form the redemption date to June 15, 2016; provided, however, that if the period from the redemption date to June 15, 2016, is less than one year, the weekly average yield on actually traded United States of America Treasury securities adjusted to a constant maturity of one year will be used.

Equity Offerings

Before June 15, 2016, the Company may, on one or more occasions, redeem up to 35% of the sum of the original aggregate principal amount of notes (and the original principal amount of any Additional Notes) issued under the Indenture at a redemption price equal to 107.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

2

This Pricing Supplement is qualified in its entirety by reference to the

Preliminary Offering Memorandum dated June 3, 2013

(1) at least 65% of the sum of the aggregate principal amount of notes originally issued under the Indenture and the original principal amount of any Additional Notes issued under the Indenture remain outstanding immediately after the occurrence of each such redemption; and

(2) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum.

Use of Proceeds:	The Company plans to use the net proceeds from the offering to fund a portion of the Acquisition and to repay amounts borrowed under its revolving credit facility. If, for any reason, the Acquisition does not close, the net proceeds will be used for general corporate purposes, including capital expenditures.

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Scotia Capital (USA) Inc. BMO Capital Markets Corp. RBC Capital Markets, LLC RBS Securities Inc. UBS Securities LLC

Co-Managers:	ABN AMRO Securities (USA) LLC Credit Agricole Securities (USA) Inc.

CUSIP:	144A: 81663A AA3 Reg S: U81569 AA0

ISIN:	144A: US81663AA34 Reg S: USU81569AA04

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons as defined under Regulation S in accordance with the applicable provisions of Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

3

ANNEX A

Significant Subsidiaries

SemCanada, L.P., an Oklahoma limited partnership

SemStream, L.P., a Delaware limited partnership

Rose Rock Midstream Holdings, LLC, a Delaware limited liability company

Rose Rock Midstream, L.P., a Delaware limited partnership

Rose Rock Midstream Operating, LLC, a Delaware limited liability company

Rose Rock Midstream Crude, L.P., a Delaware limited partnership

A-1

EXHIBIT A-1

Form of Opinion of Conner & Winters, LLP

(i)	Assuming the accuracy of the representations and warranties and compliance with the agreements and covenants contained in the Purchase Agreement, no registration under the Act of the Securities, and no qualification of an indenture under the Trust Indenture Act with respect thereto, are required in connection with the purchase of the Securities by the Initial Purchasers or the initial offer and sale by the Initial Purchasers of the Securities in the manner contemplated in the Purchase Agreement, in the Disclosure Package and in the Final Memorandum, other than any registration or qualification that may be required in connection with an exchange offer contemplated by the Disclosure Package and the Final Memorandum or in connection with the Registration Rights Agreement. We express no opinion, however, as to when or under what circumstances any Securities initially sold by the Initial Purchasers may be reoffered or resold.

(ii)	To our knowledge and except as set forth or contemplated in the Disclosure Package and the Final Memorandum, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Guarantors or its or their property that, if the subject of an unfavorable decision, ruling or finding would, individually or in the aggregate, have a Material Adverse Effect.

(iii)	The statements in the Preliminary Memorandum and the Final Memorandum under the heading “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute matters of law or summaries of legal matters, fairly summarize the matters therein described in all material respects.

(iv)	Each of the Company and the Guarantors has been duly incorporated or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum. Each of the Company and the Guarantors is duly qualified to do business as a foreign corporation, foreign limited liability company or foreign limited partnership, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

A-1-1

(v)	All the outstanding shares of capital stock, membership interests, limited and general partner interests and other ownership interests, as applicable, of the Company and each Guarantor have been duly authorized and validly issued and, with respect to the Company and each Guarantor that is a corporation, are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all such ownership interests of each Guarantor are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to our knowledge, any other security interest, claim, lien or encumbrance.

(vi)	None of the execution and delivery of the Indenture, the Registration Rights Agreement or the Purchase Agreement by the Company and the Guarantors, the issuance and sale of the Securities or the consummation of any other of the transactions contemplated therein (other than performance under the indemnification sections of the Purchase Agreement and the Registration Rights Agreement, as to which no opinion is herein rendered): (i) will result in any violation of the provisions of the charter, by-laws or comparable constituent documents of the Company or any Guarantor; (ii) will constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to the agreements and instruments listed on Exhibit A hereto; or (iii) will result in any violation of any statute, law, rule, regulation or administrative regulation applicable to the Company or any Guarantor which in our experience would normally apply to transactions of the type contemplated by the Indenture, the Registration Right Agreement or the Purchase Agreement or any administrative or court judgment, order or decree known to us applicable to the Company or any Guarantor, except, in the case of clauses (ii) and (iii) above, for such breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.

(vii)	The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(viii)	The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(ix)	The Notes have been duly authorized by the Company.

(x)	The Guarantees have been duly authorized by the Guarantors.

A-1-2

(xi)	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(xii)	The statements in the Preliminary Memorandum and Final Memorandum under the heading “Exchange Offer; Registration Rights,” insofar as such statements purport to summarize certain provisions of the Registration Rights Agreement, fairly summarize such provisions in all material respects.

(xiii)	Assuming the accuracy of the representations and warranties and compliance with the agreements and covenants contained in the Purchase Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body, other than such consents, approvals, authorizations, filings or orders that have been obtained or made, is required in connection with the transactions contemplated under the Purchase Agreement, the Indenture or the Registration Rights Agreement, except such as may be required under the Exchange Act, state securities or blue sky laws or any other securities laws of any jurisdiction in which the Securities are offered or sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act (it being understood that we express no opinion with respect to such securities law requirements beyond that set forth in paragraph (i) above).

A-1-3

Form of Negative Assurance Letter of Conner & Winters, LLP

June 14, 2013

Citigroup Global Markets Inc.

  As Representative of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel to SemGroup Corporation, a Delaware corporation (the “Company”), and to SemOperating G.P., L.L.C., an Oklahoma limited liability company, SemGroup Europe Holding, L.L.C., a Delaware limited liability company, SemDevelopment, L.L.C., a Delaware limited liability company, SemGas, L.P., an Oklahoma limited partnership, SemCanada, L.P., an Oklahoma limited partnership, SemCanada II, L.P., an Oklahoma limited partnership, SemMaterials, L.P., an Oklahoma limited partnership, SemStream, L.P., a Delaware limited partnership, SemMexico, L.L.C., an Oklahoma limited liability company, Rose Rock Midstream Holdings, LLC, a Delaware limited liability company, Wattenberg Holding, LLC, an Oklahoma limited liability company, and Glass Mountain Holding, LLC, an Oklahoma limited liability company (the “Guarantors”), in connection with the sale on the date hereof of $300,000,000 principal amount of 7.50% Senior Notes due 2021 of the Company (the “Notes”) to the several initial purchasers (the “Initial Purchasers”) named in Schedule I to that certain Purchase Agreement dated as of June 7, 2013 among the Company, the Guarantors and you as the Representative of the Initial Purchasers (the “Purchase Agreement”).

This letter is furnished to you pursuant to Section 6(a)(i) of the Purchase Agreement. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Disclosure Package and the Final Memorandum and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Memorandum (other than as specified in paragraphs (iii) and (xii) of our opinion being delivered to you on the date hereof), on the basis of the foregoing, nothing has come to our attention which would lead us to believe that the Disclosure Package, as of the first time when sales of the Securities are made, or that the Final Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion or belief as to the content of the financial statements or other financial data derived therefrom or assessments of or reports on the effectiveness of internal control over financial reporting included in the Disclosure Package or the Final Memorandum or any amendments or supplements thereto).

A-1-4

We are furnishing this letter to you pursuant to the Purchase Agreement. It is for the sole benefit of and may only be relied upon by you and the Initial Purchasers and your counsel, and it is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with or delivered or communicated to any government agency or any other person, without our prior written consent.

Very truly yours,

A-1-5

EXHIBIT A-2

Form of Opinion of Gibson Dunn & Crutcher LLP

1. The Indenture constitutes a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

2. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the Notes and the Guarantees endorsed thereon have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantee of each Guarantor will be a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

4. The execution and delivery by the Company and the Guarantors of the Closing Date Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by the Company and the Guarantors of the Notes and the Guarantees to the Initial Purchasers, do not and will not (A) result in a breach of or default under or (B) result in or require the creation or imposition of any lien or encumbrance upon any assets of such obligor under any agreement listed on Annex B.

5. The Company is not and, after giving effect to the sale of the Notes and the use of proceeds therefrom as described in the Offering Memorandum, dated June 7, 2013, issued in connection with the offer and sale of the Notes (the “Offering Memorandum”), will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 5, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

6. Insofar as the statements in the Offering Memorandum under the caption “Description of the Notes” purport to describe specific provisions of the Notes or the other Closing Date Note Documents, such statements present in all material respects an accurate summary of such provisions.

7. To the extent that the statements in the Offering Memorandum under the caption “Description of Other Indebtedness—SemGroup Credit Agreement” and “Description of Other Indebtedness—Rose Rock Credit Agreement,” purport to describe specific provisions of the SemGroup Credit Agreement (as defined on Annex B) and Rose Rock Credit Agreement (as defined on Annex B), respectively, such statements present in all material respects an accurate summary of such provisions.

A-2-1